Exhibit 10.5

AMENDMENT NO. 1
TO THE AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 (this “Amendment”) to the Amended and Restated Agreement and Plan of Merger, dated as of September 8, 2020 (the “Merger Agreement”), by and among Monocle Holdings Inc., a Delaware Corporation (“NewCo”), Monocle Acquisition Corporation, a Delaware corporation (“Monocle”), Monocle Merger Sub 1 Inc., a Delaware corporation (“Merger Sub 1”), Monocle Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub 2”), AerSale Corp., a Delaware corporation (“AerSale”), and solely in its capacity as the Holder Representative (as defined in the Merger Agreement), Leonard Green & Partners, L.P., a Delaware limited partnership, is entered into by and among the parties to the Merger Agreement as of December 16, 2020. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

WHEREAS, Section 13.11 of the Merger Agreement provides that the Merger Agreement may be amended only by a duly authorized agreement in writing executed by each of the Parties;

WHEREAS, the Parties now desire to amend the Merger Agreement; and

WHEREAS, each of the Monocle Parties and the Company have declared advisable the amendment of the Merger Agreement.

NOW, THEREFORE, the Merger Agreement is hereby amended as follows:

Section 1.01        Amendments to the Merger Agreement.

(a)	Section 4.7 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Section 4.7 No Liability; Withholding.

(a)       None of Monocle, NewCo, the Surviving Corporation or the Exchange Agent shall be liable to any Person for any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Notwithstanding any other provision of this Agreement, any portion of the Merger Consideration that remains undistributed to the Holders as of immediately prior to the date on which the Merger Consideration would otherwise escheat to or become the property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(b)       Each of Monocle, NewCo, the Surviving Corporation and the Exchange Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable to any Holder pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under any applicable Law. Any amounts so deducted and withheld shall be paid over to the appropriate Governmental Authority and shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction or withholding was made. Without limitation of the foregoing, such withholding with respect to the payments or issuances to Holders of In-the-Money SARs and Earnout Shares issued in respect of In the Money SARS, as applicable, shall be deducted first, from the cash payments described in Section 4.1(b)(iii)(A)(x), as applicable, and, to the extent such cash payments are insufficient to satisfy any such required withholding, any additional withholding shall be effectuated through a “net settlement” (or “cashless” settlement) procedure through which NewCo withholds a number of shares of NewCo Common Stock or Earnout Shares, as applicable, from such Holder with a value equal to the applicable required withholding, additional payroll deductions for such withholding from any other compensation payable by NewCo or its Affiliates to such Holder, or any combination of the foregoing, in each case subject to applicable Law.”

Section 1.02        Acknowledgments. Each of the Parties acknowledges and agrees that, notwithstanding anything to the contrary in the Merger Agreement or otherwise, each of Enarey, LP and ThoughtValley Limited Partnership are Electing Holders.

Section 1.03        No Further Amendment. Except as and to the extent expressly modified by this Amendment, the Merger Agreement is not otherwise being amended, modified or supplemented and shall remain in full force and effect in accordance with its terms.

Section 1.04        Miscellaneous Provisions. Article XIII of the Merger Agreement shall apply to this Amendment mutatis mutandis and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signatures follow on the next page.]

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IN WITNESS WHEREOF the parties have hereunto caused this Amendment to be duly executed as of the date hereof.

AERSALE CORP.

By:	/s/ Nicolas Finazzo
Name:	Nicolas Finazzo
Title:	President

[Signature Page to Amendment No. 1 to A&R Agreement and Plan of Merger]

MONOCLE ACQUISITION CORPORATION

By:	/s/ Eric Zahler
Name:	Eric Zahler
Title:	President and Chief Executive Officer

MONOCLE HOLDINGS INC.

By:	/s/ Eric Zahler
Name:	Eric Zahler
Title:	President

MONOCLE MERGER SUB 1 INC.

By:	/s/ Eric Zahler
Name:	Eric Zahler
Title:	President

MONOCLE MERGER SUB 2 LLC

By:	/s/ Eric Zahler
Name:	Eric Zahler
Title:	President

[Signature Page to Amendment No. 1 to A&R Agreement and Plan of Merger]

LEONARD GREEN & PARTNERS, L.P.,
solely in its capacity as the Holder Representative

By:	/s/ Jonathan Seiffer
Name:	Jonathan Seiffer
Title:	Senior Vice President

[Signature Page to Amendment No. 1 to A&R Agreement and Plan of Merger]